Exhibit 99

	National Fuel Gas Company	Financial
News

6363 Main Street/Williamsville, NY 14221

Timothy Silverstein
Investor Relations
716-857-6987

Release Date:	Immediate February 3, 2011	David P. Bauer
Treasurer
716-857-7318

NATIONAL FUEL REPORTS FIRST QUARTER RESULTS
WILLIAMSVILLE, NY: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the first quarter of its 2011 fiscal year (the quarter ended December 31, 2010).
HIGHLIGHTS
•	Earnings for the first quarter were $58.5 million or $0.70 per share, compared to $64.5 million or $0.78 per share for the prior year’s first quarter. The decrease is mainly due to lower earnings in the Pipeline and Storage, and Exploration and Production segments. Higher pension expense in the Pipeline and Storage segment and lower natural gas prices in the Exploration and Production segment were the main drivers of the decreased earnings.

•	Compared to the prior year’s first quarter, Seneca Resources Corporation’s (“Seneca”) combined production of crude oil and natural gas increased over 4.1 billion cubic feet equivalent (“Bcfe”), or 35.7%, to 15.7 Bcfe. Appalachian production increased approximately 184% to 8.1 Bcfe, including production from the Marcellus Shale of 5.9 Bcfe. Seneca’s production estimate for the entire 2011 fiscal year has been increased to a range between 65 and 75 Bcfe. The previously announced range was between 60 and 70 Bcfe.

•	The Company’s subsidiary Horizon Power, Inc. has entered into a Purchase and Sale Agreement to sell its interests in certain entities that own landfill gas electric generation assets. The sale is expected to generate a gain of approximately $28 million and close in the second quarter of fiscal 2011.

•	The Company is revising its GAAP earnings guidance range for fiscal 2011 to a range of $2.75 to $3.00 per share. The previous earnings guidance had been a range of $2.40 to $2.70 per share. This guidance assumes flat NYMEX equivalent pricing of $4.00 per Million British Thermal Units (“MMBtu”) for natural gas and $80.00 per barrel (“Bbl”) for crude oil for unhedged production for the remainder of the fiscal year. It also assumes a non-recurring gain on the sale of landfill gas electric generation assets of approximately $0.34 per share.

•	A conference call is scheduled for Friday, February 4, 2011, at 11 am Eastern Standard Time.
MANAGEMENT COMMENTS
     David F. Smith, Chairman and Chief Executive Officer of National Fuel Gas Company stated: “Throughout the first quarter, we continued to deliver excellent operational results. In
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our Exploration and Production segment, strong growth in the Marcellus shale led to an overall production increase of 36 percent from the prior year. Seneca brought 14 additional net Marcellus wells on production and exited the quarter with daily Marcellus production reaching 90 MMcf per day, which was up from only 8 MMcf per day at the same time last year.
     “The expected divesture of the Horizon Power, Inc. investments demonstrates the continued sharpened focus towards our core businesses. We continue to ramp up our pace of Marcellus development, taking advantage of the favorable economics across our extensive acreage position. At the same time, we are moving forward on our numerous Appalachian infrastructure projects and have reached a major milestone with the commencement of construction on the first phase of the Pipeline and Storage segment’s Line N Expansion project in southwestern Pennsylvania.
     “Though low commodity prices and anticipated short-term challenges in the Pipeline and Storage segment weighed on our financial results for the quarter, consistent earnings in the Utility and Energy Marketing segments continued to provide the earnings stability that we look for in our balanced business model.
     “As we progress through 2011, we will continue to maintain our strong balance sheet, capitalizing on our opportunities and generating long-term value for our shareholders.”
SUMMARY OF RESULTS
     National Fuel had consolidated earnings for the quarter ended December 31, 2010, of $58.5 million, or $0.70 per share, compared to the prior year’s first quarter of $64.5 million or $0.78 per share. (Note: all references to earnings per share are to diluted earnings per share, all amounts are stated in U.S. dollars, and all amounts used in the discussion of earnings and operating results before items impacting comparability (“Operating Results”) are after tax unless otherwise noted).

	Three Months
	Ended December 31,
(in thousands except per share amounts)	2010	2009
Reported GAAP earnings	$58,543	$64,499
Items impacting comparability[1]:

(Income) loss from discontinued operations		(274)

Operating Results	$58,543	$64,225

Reported GAAP earnings per share	$0.70	$0.78
Items impacting comparability[1]:

(Income) loss from discontinued operations		0.00

Operating Results	$0.70	$0.78

[1]	See discussion of these items below.
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     As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s financial results when comparing the first quarters of fiscal 2011 and fiscal 2010. Excluding these items, Operating Results for the current first quarter of $58.5 million decreased $5.7 million from the prior year’s first quarter. Items impacting comparability will be discussed in more detail within the discussion of segment earnings below.
DISCUSSION OF RESULTS BY SEGMENT
     The following discussion of the earnings of each segment is summarized in a tabular form at pages 8 and 9 of this report. It may be helpful to refer to those tables while reviewing this discussion.
Exploration and Production Segment
     The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and produces natural gas and oil reserves in California, in the Appalachian region and in the Gulf of Mexico.
     The Exploration and Production segment’s earnings in the first quarter of fiscal 2011 of $27.4 million, or $0.33 per share, decreased $2.4 million, or $0.03 per share, when compared with the prior year’s first quarter.
     Overall production for the current quarter of 15.7 Bcfe increased 4.1 Bcfe, or approximately 35.7 percent compared to the prior year’s first quarter. Production increased approximately 5.3 Bcfe or 184 percent in Appalachia due entirely to higher Marcellus Shale production. In the Gulf of Mexico and California, production decreased by 25.7 percent and 4.7 percent, respectively.
     The positive impact of higher production was offset by lower natural gas prices realized after hedging. For the quarter ended December 31, 2010, the weighted average natural gas price received by Seneca (after hedging) was $5.26 per thousand cubic feet (“Mcf”), a decrease of $1.04 per Mcf compared to the prior year’s first quarter. The weighted average oil price received by Seneca (after hedging) was $76.24 per Bbl, an increase of $1.71 per Bbl, from the prior year’s first quarter.
     Aside from the change in production and pricing, several other items impacted earnings. Depletion expense increased, mainly due to higher production and the increase in the depletable base. Lease operating expenses were higher, primarily due to the costs to transport Marcellus production in Appalachia and increased well repair costs in California. General and administrative expenses also increased due to higher labor expenses including additional staffing and associated costs in the East division.
Pipeline and Storage Segment
     The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). These companies provide natural gas transportation and storage services to affiliated and non-affiliated companies
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through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.
     The Pipeline and Storage segment’s earnings of $8.6 million, or $0.10 per share, for the quarter ended December 31, 2010, decreased $1.8 million, or $0.03 per share, when compared with the same period in the prior fiscal year. The decrease was mostly due to increased pension and operating expenses. Transportation revenues for both Supply Corporation and Empire were also lower in the current quarter compared to the first quarter of 2010. Persistent strong Niagara/Chippawa basis prices have caused shippers to evaluate lower cost supply sources, and certain shippers have reduced their imports of natural gas from Canada. This has resulted in some contract terminations on Supply Corporation from Niagara. In order to counteract this reduced demand for these transportation services, Supply Corporation’s Northern Access expansion project and Empire’s Tioga County Extension Project have been designed to utilize the existing pipeline system to provide producers of Marcellus gas a transportation path from Marcellus supply basins to Canadian and other northern markets.
Utility Segment
     The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.
     The Utility segment’s earnings of $23.0 million for the quarter ended December 31, 2010, were consistent with prior year’s first quarter. Colder weather and higher customer usage in Pennsylvania offset the impact of higher operating expenses, higher depreciation expense, higher property taxes and lower interest income in the Utility segment during the current year’s first quarter. In New York, colder weather did not have a significant impact on earnings for the quarter. The impact of weather variations on earnings in New York is mitigated by that jurisdiction’s weather normalization clause.
Energy Marketing
     National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.
     The Energy Marketing segment’s earnings for the quarter ended December 31, 2010, of $0.9 million decreased $0.2 million from the prior year’s first quarter mainly due to higher operating expenses.
Corporate and All Other
     The Corporate and All Other category includes the following active, wholly owned subsidiaries of the Company: National Fuel Gas Midstream Corporation (“Midstream”), formed to build, own and operate natural gas processing and pipeline gathering facilities in the Appalachian region; Horizon Power, Inc., a corporation that develops and owns independent electric generation facilities that are fueled by natural gas or landfill gas; and Highland Forest
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Resources, Inc., a corporation that markets high quality hardwoods from Appalachian land holdings.
     The Corporate and All Other category had a loss of $1.3 million for the quarter ended December 31, 2010, compared to the prior year’s first quarter earnings of $0.3 million. On September 1, 2010, the Company completed the sale of its landfill gas operations. As a result of this transaction, the Company is presenting the landfill gas operations as discontinued operations. Earnings in the first quarter of fiscal 2010 include earnings from discontinued operations of $0.3 million. The results of discontinued operations are discussed below and are excluded from the remaining discussion of the Corporate and All Other category quarterly results.
     Excluding discontinued operations, Operating Results in the Corporate and All Other category is a loss of $1.3 million in the current year first quarter compared to a loss of less than $0.1 million in the prior year’s first quarter. Lower income from unconsolidated subsidiaries and lower earnings from timber sales more than offset higher earnings from Midstream’s pipeline gathering and natural gas processing operations.
Discontinued Operations
     Earnings from discontinued operations for the quarter ended December 31, 2010, decreased $0.3 million. The decrease is primarily the result of the Company’s September 1, 2010, sale of its landfill gas operations.
EARNINGS GUIDANCE
     The Company is updating its earnings guidance for fiscal 2011 to reflect actual first quarter results, the acquisition of the oil and gas properties in Tioga County, and the anticipated sale of the Horizon Power, Inc. investments. The revised GAAP earnings range is $2.75 to $3.00 per share. This includes forecast oil and gas production for fiscal 2011 for the Exploration and Production segment in the range between 65 and 75 Bcfe, hedges currently in place, and NYMEX equivalent flat commodity pricing on non-hedged volumes exclusive of basis differential of $4.00 per MMBtu for natural gas and $80.00 per Bbl for crude oil.
EARNINGS TELECONFERENCE
     The Company will host a conference call on Friday, February 4, 2011, at 11 a.m. (Eastern Time) to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the investor relations page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, access is also provided by dialing (toll-free) 1-866-356-4281, and using the passcode “97734191.” For those unable to listen to the live conference call, a replay will be available at approximately 2 p.m. (Eastern Time) at the same website link and by phone at (toll free) 1-888-286-8010 using passcode “96062954.” Both the webcast and telephonic replay will be available until the close of business on Friday, February 11, 2010.
     National Fuel is an integrated energy company with $5.0 billion in assets comprised of the following four operating segments: Exploration and Production, Pipeline and Storage, Utility, and Energy Marketing. Additional information about National Fuel is available at its Internet
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Web site: www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

Analyst Contact:	Timothy J. Silverstein	(716) 857-6987
Media Contact:	Donna L. DeCarolis	(716) 857-7872
Certain statements contained herein, including those regarding estimated future earnings, and statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from terrorist activities, acts of war, major accidents, fires, hurricanes, other severe weather, pest infestation or other natural disasters; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; changes in laws and regulations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, and exploration and production activities such as hydraulic fracturing; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; significant changes in market dynamics or competitive factors affecting the Company’s ability to retain existing customers or obtain new customers; changes in demographic patterns and weather conditions; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment of derivative financial instruments; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; changes in the availability and/or cost of derivative financial instruments; changes in the price differential between similar quantities of natural gas at different geographic locations, and the effect of such changes on the demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of oil or natural gas having different quality, heating value or geographic location; changes in the projected profitability of pending or potential projects, investments or transactions; significant differences between the Company’s projected and actual capital expenditures and operating expenses; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; governmental/regulatory actions, initiatives and proceedings, including those involving derivatives, acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any
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subsequently acquired business or properties; changes in actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.
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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED DECEMBER 31, 2010

	Exploration &	Pipeline &		Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Utility	Marketing	All Other	Consolidated

First quarter 2010 GAAP earnings	$29,779	$10,354	$23,013	$1,092	$261	$64,499
Items impacting comparability:
Income from discontinued operations					(274)	(274)

First quarter 2010 operating results	29,779	10,354	23,013	1,092	(13)	64,225

Drivers of operating results
Higher (lower) crude oil prices	858					858
Higher (lower) natural gas prices	(7,460)					(7,460)
Higher (lower) natural gas production	18,601					18,601
Higher (lower) crude oil production	(3,460)					(3,460)
Lower (higher) lease operating expenses	(3,318)					(3,318)
Lower (higher) depreciation / depletion	(6,341)		(209)		1,105	(5,445)
Higher (lower) processing plant revenues	546					546

Higher (lower) transportation revenues		(954)				(954)
Higher (lower) gathering and processing revenues					1,238	1,238
Lower (higher) operating expenses	(1,664)	(969)	(212)	(146)	(405)	(3,396)
Lower (higher) property, franchise and other taxes	(311)		(153)			(464)

Higher (lower) usage			482			482
Colder weather in Pennsylvania			467			467

Higher (lower) income from unconsolidated subsidiaries					(975)	(975)

Higher (lower) margins					(2,900)	(2,900)

Higher (lower) interest income			(178)		(1,017)	(1,195)
(Higher) lower interest expense	1,104				1,102	2,206

Lower (higher) income tax expense / effective tax rate	(834)					(834)

All other / rounding	(127)	147	(220)	(14)	535	321

First quarter 2011 GAAP earnings	$27,373	$8,578	$22,990	$932	$(1,330)	$58,543

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED DECEMBER 31, 2010

	Exploration &	Pipeline &		Energy	Corporate /
	Production	Storage	Utility	Marketing	All Other	Consolidated

First quarter 2010 GAAP earnings	$0.36	$0.13	$0.28	$0.01	$—	$0.78
Items impacting comparability:
Income from discontinued operations					—	—

First quarter 2010 operating results	0.36	0.13	0.28	0.01	—	0.78

Drivers of operating results
Higher (lower) crude oil prices	0.01					0.01
Higher (lower) natural gas prices	(0.09)					(0.09)
Higher (lower) natural gas production	0.22					0.22
Higher (lower) crude oil production	(0.04)					(0.04)
Lower (higher) lease operating expenses	(0.04)					(0.04)
Lower (higher) depreciation / depletion	(0.08)		—		0.01	(0.07)
Higher (lower) processing plant revenues	0.01					0.01

Higher (lower) transportation revenues		(0.01)				(0.01)
Higher (lower) gathering and processing revenues					0.01	0.01
Lower (higher) operating expenses	(0.02)	(0.01)	—	—	—	(0.03)
Lower (higher) property, franchise and other taxes	—		—			—

Higher (lower) usage			—			—
Colder weather in Pennsylvania			—			—

Higher (lower) income from unconsolidated subsidiaries					(0.01)	(0.01)

Higher (lower) margins					(0.03)	(0.03)

Higher (lower) interest income					(0.01)	(0.01)
(Higher) lower interest expense	0.01				0.01	0.02

Lower (higher) income tax expense / effective tax rate	(0.01)					(0.01)

All other / rounding	—	(0.01)	—		—	(0.01)

First quarter 2011 GAAP earnings	$0.33	$0.10	$0.28	$0.01	$(0.02)	$0.70

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

	Three Months Ended
	December 31,
	(Unaudited)
(Thousands of Dollars, except per share amounts)	2010	2009
SUMMARY OF OPERATIONS
Operating Revenues	$450,948	$454,135

Operating Expenses:
Purchased Gas	163,038	171,290
Operation and Maintenance	97,450	93,770
Property, Franchise and Other Taxes	19,736	18,650
Depreciation, Depletion and Amortization	53,313	44,788

	333,537	328,498

Operating Income	117,411	125,637

Other Income (Expense):
Income (Loss) from Unconsolidated Subsidiaries	(1,100)	401
Interest Income	884	1,154
Other Income	993	356
Interest Expense on Long-Term Debt	(20,192)	(22,063)
Other Interest Expense	(1,401)	(1,377)

Income from Continuing Operations Before Income Taxes	96,595	104,108

Income Tax Expense	38,052	39,883

Income from Continuing Operations	58,543	64,225

Income from Discontinued Operations, Net of Tax	—	274

Net Income Available for Common Stock	$58,543	$64,499

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$0.71	$0.80
Income from Discontinued Operations	—	—

Net Income Available for Common Stock	$0.71	$0.80

Diluted:
Income from Continuing Operations	$0.70	$0.78
Income from Discontinued Operations	—	—

Net Income Available for Common Stock	$0.70	$0.78

Weighted Average Common Shares:
Used in Basic Calculation	82,223,428	80,612,303

Used in Diluted Calculation	83,420,351	82,172,649

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,
(Thousands of Dollars)	2010	2010

ASSETS
Property, Plant and Equipment	$5,837,365	$5,637,498
Less — Accumulated Depreciation, Depletion and Amortization	2,236,152	2,187,269

Net Property, Plant and Equipment	3,601,213	3,450,229

Current Assets:
Cash and Temporary Cash Investments	79,622	395,171
Cash Held in Escrow	—	2,000
Hedging Collateral Deposits	31,446	11,134
Receivables — Net	147,829	132,136
Unbilled Utility Revenue	59,211	20,920
Gas Stored Underground	47,839	48,584
Materials and Supplies — at average cost	31,560	24,987
Other Current Assets	107,201	115,969
Deferred Income Taxes	20,901	24,476

Total Current Assets	525,609	775,377

Other Assets:
Recoverable Future Taxes	150,865	149,712
Unamortized Debt Expense	12,036	12,550
Other Regulatory Assets	534,146	542,801
Deferred Charges	10,219	9,646
Other Investments	80,701	77,839
Investments in Unconsolidated Subsidiaries	13,728	14,828
Goodwill	5,476	5,476
Fair Value of Derivative Financial Instruments	46,152	65,184
Other	1,836	1,983

Total Other Assets	855,159	880,019

Total Assets	$4,981,981	$5,105,625

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders’ Equity
Common Stock, $1 Par Value Authorized — 200,000,000 Shares; Issued and Outstanding — 82,338,454 Shares and 82,075,470 Shares, Respectively	$82,338	$82,075
Paid in Capital	643,856	645,619
Earnings Reinvested in the Business	1,093,398	1,063,262

Total Common Shareholders’ Equity Before Items of Other Comprehensive Loss	1,819,592	1,790,956
Accumulated Other Comprehensive Loss	(64,650)	(44,985)

Total Comprehensive Shareholders’ Equity	1,754,942	1,745,971
Long-Term Debt, Net of Current Portion	899,000	1,049,000

Total Capitalization	2,653,942	2,794,971

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	20,500	—
Current Portion of Long-Term Debt	150,000	200,000
Accounts Payable	181,564	145,223
Amounts Payable to Customers	23,914	38,109
Dividends Payable	28,407	28,316
Interest Payable on Long-Term Debt	15,953	30,512
Customer Advances	27,633	27,638
Customer Security Deposits	18,508	18,320
Other Accruals and Current Liabilities	30,838	16,046
Fair Value of Derivative Financial Instruments	34,500	20,160

Total Current and Accrued Liabilities	531,817	524,324

Deferred Credits:
Deferred Income Taxes	821,001	800,758
Taxes Refundable to Customers	69,589	69,585
Unamortized Investment Tax Credit	3,112	3,288
Cost of Removal Regulatory Liability	125,862	124,032
Other Regulatory Liabilities	88,263	89,334
Pension and Other Post-Retirement Liabilities	433,010	446,082
Asset Retirement Obligations	100,580	101,618
Other Deferred Credits	154,805	151,633

Total Deferred Credits	1,796,222	1,786,330

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$4,981,981	$5,105,625

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	December 31,
(Thousands of Dollars)	2010	2009

Operating Activities:
Net Income Available for Common Stock	$58,543	$64,499
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Depreciation, Depletion and Amortization	53,313	44,955
Deferred Income Taxes	36,600	21,092
(Income) Loss from Unconsolidated Subsidiaries, Net of Cash Distributions	1,100	1,599
Excess Tax Benefits Associated with Stock-Based Compensation Awards	—	(13,437)
Other	2,443	7,958
Change in:
Hedging Collateral Deposits	(20,312)	(244)
Receivables and Unbilled Utility Revenue	(53,984)	(67,882)
Gas Stored Underground and Materials and Supplies	(5,828)	2,839
Prepayments and Other Current Assets	8,768	17,859
Accounts Payable	29,246	11,408
Amounts Payable to Customers	(14,195)	(11,310)
Customer Advances	(5)	6,098
Customer Security Deposits	188	2,135
Other Accruals and Current Liabilities	1,387	(13,536)
Other Assets	(10,463)	16,967
Other Liabilities	670	(22,667)

Net Cash Provided by Operating Activities	$87,471	$68,333

Investing Activities:
Capital Expenditures	$(192,052)	$(62,205)
Investment in Subsidiary, Net of Cash Acquired	(1,750)	—
Cash Held in Escrow	2,000	—
Other	(298)	(247)

Net Cash Used in Investing Activities	$(192,100)	$(62,452)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$20,500	$—
Excess Tax Benefits Associated with Stock-Based Compensation Awards	—	13,437
Reduction of Long-Term Debt	(200,000)	—
Dividends Paid on Common Stock	(28,316)	(26,967)
Proceeds From Issuance (Repurchase) of Common Stock	(3,104)	3,997

Net Cash Used in Financing Activities	$(210,920)	$(9,533)

Net Decrease in Cash and Temporary Cash Investments	(315,549)	(3,652)
Cash and Temporary Cash Investments at Beginning of Period	395,171	408,053

Cash and Temporary Cash Investments at December 31	$79,622	$404,401

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
	December 31,
(Thousands of Dollars, except per share amounts)	2010	2009	Variance
EXPLORATION AND PRODUCTION SEGMENT
Total Operating Revenues	$120,168	$106,351	$13,817

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	11,190	8,489	2,701
Lease Operating Expense	17,349	12,244	5,105
All Other Operation and Maintenance Expense	2,043	2,184	(141)
Property, Franchise and Other Taxes	2,830	2,352	478
Depreciation, Depletion and Amortization	33,667	23,911	9,756

	67,079	49,180	17,899

Operating Income	53,089	57,171	(4,082)

Other Income (Expense):
Interest Income	49	153	(104)
Other Interest Expense	(6,101)	(7,868)	1,767

Income Before Income Taxes	47,037	49,456	(2,419)
Income Tax Expense	19,664	19,677	(13)

Net Income	$27,373	$29,779	$(2,406)

Net Income Per Share (Diluted)	$0.33	$0.36	$(0.03)

	Three Months Ended
	December 31,
	2010	2009	Variance
PIPELINE AND STORAGE SEGMENT
Revenues from External Customers	$33,513	$34,504	$(991)
Intersegment Revenues	19,882	20,257	(375)

Total Operating Revenues	53,395	54,761	(1,366)

Operating Expenses:
Purchased Gas	(33)	(63)	30
Operation and Maintenance	18,522	17,032	1,490
Property, Franchise and Other Taxes	5,211	5,109	102
Depreciation, Depletion and Amortization	8,987	8,839	148

	32,687	30,917	1,770

Operating Income	20,708	23,844	(3,136)

Other Income (Expense):
Interest Income	75	31	44
Other Income	266	98	168
Other Interest Expense	(6,576)	(6,596)	20

Income Before Income Taxes	14,473	17,377	(2,904)
Income Tax Expense	5,895	7,023	(1,128)

Net Income	$8,578	$10,354	$(1,776)

Net Income Per Share (Diluted)	$0.10	$0.13	$(0.03)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
	December 31,
(Thousands of Dollars, except per share amounts)	2010	2009	Variance

UTILITY SEGMENT
Revenues from External Customers	$242,842	$232,404	$10,438
Intersegment Revenues	4,570	4,514	56

Total Operating Revenues	247,412	236,918	10,494

Operating Expenses:
Purchased Gas	136,774	127,391	9,383
Operation and Maintenance	45,217	44,987	230
Property, Franchise and Other Taxes	10,941	10,735	206
Depreciation, Depletion and Amortization	10,241	9,919	322

	203,173	193,032	10,141

Operating Income	44,239	43,886	353

Other Income (Expense):
Interest Income	444	718	(274)
Other Income	317	270	47
Other Interest Expense	(8,736)	(8,724)	(12)

Income Before Income Taxes	36,264	36,150	114
Income Tax Expense	13,274	13,137	137

Net Income	$22,990	$23,013	$(23)

Net Income Per Share (Diluted)	$0.28	$0.28	$—

	Three Months Ended
	December 31,
	2010	2009	Variance

ENERGY MARKETING SEGMENT
Operating Revenues	$53,652	$71,736	$(18,084)

Operating Expenses:
Purchased Gas	50,559	68,603	(18,044)
Operation and Maintenance	1,558	1,334	224
Property, Franchise and Other Taxes	7	9	(2)
Depreciation, Depletion and Amortization	9	11	(2)

	52,133	69,957	(17,824)

Operating Income	1,519	1,779	(260)

Other Income (Expense):
Interest Income	9	6	3
Other Income	8	16	(8)
Other Interest Expense	(6)	(6)	—

Income Before Income Taxes	1,530	1,795	(265)
Income Tax Expense	598	703	(105)

Net Income	$932	$1,092	$(160)

Net Income Per Share (Diluted)	$0.01	$0.01	$—

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
	December 31,
(Thousands of Dollars, except per share amounts)	2010	2009	Variance

ALL OTHER
Revenues from External Customers	$549	$8,929	$(8,380)
Intersegment Revenues	1,678	—	1,678

Total Operating Revenues	2,227	8,929	(6,702)

Operating Expenses:
Purchased Gas	49	—	49
Operation and Maintenance	1,055	5,008	(3,953)
Property, Franchise and Other Taxes	217	375	(158)
Depreciation, Depletion and Amortization	221	1,934	(1,713)

	1,542	7,317	(5,775)

Operating Income	685	1,612	(927)

Other Income (Expense):
Income (Loss) from Unconsolidated Subsidiaries	(1,100)	401	(1,501)
Interest Income	66	29	37
Other Income	6	28	(22)
Other Interest Expense	(548)	(535)	(13)

Income (Loss) from Continuing Operations Before Income Taxes	(891)	1,535	(2,426)
Income Tax Expense (Benefit)	(317)	643	(960)

Income (Loss) from Continuing Operations	(574)	892	(1,466)

Income from Discontinued Operations, Net of Tax	—	274	(274)

Net Income (Loss)	$(574)	$1,166	$(1,740)

Income (Loss) from Continuing Operations Per Share (Diluted)	$(0.01)	$0.01	$(0.02)
Income from Discontinued Operations, Net of Tax, Per Share (Diluted)	—	—	—

Net Income (Loss) Per Share (Diluted)	$(0.01)	$0.01	$(0.02)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
	December 31,
(Thousands of Dollars, except per share amounts)	2010	2009	Variance

CORPORATE
Revenues from External Customers	$224	$211	$13
Intersegment Revenues	1,028	538	490

Total Operating Revenues	$1,252	$749	$503

Operating Expenses:
Operation and Maintenance	3,363	3,160	203
Property, Franchise and Other Taxes	530	70	460
Depreciation, Depletion and Amortization	188	174	14

	4,081	3,404	677

Operating Loss	(2,829)	(2,655)	(174)

Other Income (Expense):
Interest Income	21,082	22,682	(1,600)
Other Income	396	(56)	452
Interest Expense on Long-Term Debt	(20,192)	(22,063)	1,871
Other Interest Expense	(275)	(113)	(162)

Loss Before Income Taxes	(1,818)	(2,205)	387
Income Tax Benefit	(1,062)	(1,300)	238

Net Loss	$(756)	$(905)	$149

Net Loss Per Share (Diluted)	$(0.01)	$(0.01)	$—

	Three Months Ended
	December 31,
	2010	2009	Variance

INTERSEGMENT ELIMINATIONS
Intersegment Revenues	$(27,158)	$(25,309)	$(1,849)

Operating Expenses:
Purchased Gas	(24,311)	(24,641)	330
Operation and Maintenance	(2,847)	(668)	(2,179)

	(27,158)	(25,309)	(1,849)

Operating Income	—	—	—

Other Income (Expense):
Interest Income	(20,841)	(22,465)	1,624
Other Interest Expense	20,841	22,465	(1,624)

Net Income	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended
	December 31,
	(Unaudited)
					Increase
	2010		2009		(Decrease)
Capital Expenditures:
Exploration and Production	$178,080	(1)(2)	$47,737	(4)(5)	$130,343
Pipeline and Storage	9,219	(3)	6,987		2,232
Utility	10,921		11,952		(1,031)
Energy Marketing	88		4		84

Total Reportable Segments	198,308		66,680		131,628
All Other	829		1,029	(4)	(200)
Corporate	10		27		(17)

Total Expenditures from Continuing Operations	199,147		67,736		131,411
Discontinued Operations	—		27		(27)

Total Capital Expenditures	$199,147		$67,763		$131,384

(1)	Amount for the three months ended December 31, 2010 includes $60.7 million of accrued capital expenditures, the majority of which was in the Appalachian region. This amount has been excluded from the Consolidated Statement of Cash Flows at December 31, 2010 since it represents a non-cash investing activity at that date.

(2)	Capital expenditures for the Exploration and Production segment for the three months ended December 31, 2010 exclude $55.5 million of capital expenditures, the majority of which was in the Appalachian region. This amount was accrued at September 30, 2010 and paid during the three months ended December 31, 2010. This amount was excluded from the Consolidated Statements of Cash Flows at September 30, 2010 since it represented a non-cash investing activity at that date. This amount has been included in the Consolidated Statement of Cash Flows at December 31, 2010.

(3)	Amount for the three months ended December 31, 2010 includes $2.0 million of accrued capital expenditures. This amount has been excluded from the Consolidated Statement of Cash Flows at December 31, 2010 since it represents a non-cash investing activity at that date.

(4)	Amount for the three months ended December 31, 2009 includes $15.4 million of accrued capital expenditures, the majority of which was in the Appalachian region. This amount has been excluded from the Consolidated Statement of Cash Flows at December 31, 2009 since it represents a non-cash investing activity at that date.

(5)	Capital expenditures for the Exploration and Production segment for the three months ended December 31, 2009 exclude $9.1 million of capital expenditures, the majority of which was in the Appalachian region. Capital expenditures for All Other for the three months ended December 31, 2009 exclude $0.7 million of capital expenditures related to the construction of the Midstream Covington Gathering System. Both of these amounts were accrued at September 30, 2009 and paid during the three months ended December 31, 2009. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2009 since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2009.
DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended December 31	Normal	2010	2009	Normal (1)	Last Year (1)
Buffalo, NY	2,260	2,332	2,246	3.2	3.8
Erie, PA	2,081	2,160	2,048	3.8	5.5

(1)	Percents compare actual 2010 degree days to normal degree days and actual 2010 degree days to actual 2009 degree days.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended
	December 31,
			Increase
	2010	2009	(Decrease)
Gas Production/Prices:
Production (MMcf)
Gulf Coast	2,013	2,690	(677)
West Coast	935	997	(62)
Appalachia	8,082	2,801	5,281

Total Production	11,030	6,488	4,542

Average Prices (Per Mcf)
Gulf Coast	$4.55	$4.84	$(0.29)
West Coast	3.92	4.64	(0.72)
Appalachia	4.03	5.07	(1.04)
Weighted Average	4.11	4.91	(0.80)
Weighted Average after Hedging	5.26	6.30	(1.04)

Oil Production/Prices:
Production (Thousands of Barrels)
Gulf Coast	106	146	(40)
West Coast	654	684	(30)
Appalachia	10	11	(1)

Total Production	770	841	(71)

Average Prices (Per Barrel)
Gulf Coast	$83.97	$72.78	$11.19
West Coast	80.45	70.32	10.13
Appalachia	81.40	84.05	(2.65)
Weighted Average	80.95	70.94	10.01
Weighted Average after Hedging	76.24	74.53	1.71

Total Production (MMcfe)	15,650	11,534	4,116

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.72	$0.74	$(0.02)
Lease Operating Expense per Mcfe (1)	$1.11	$1.06	$0.05
Depreciation, Depletion & Amortization per Mcfe (1)	$2.15	$2.07	$0.08

(1)	Refer to page 13 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION
Hedging Summary for the Remaining Nine Months of Fiscal 2011

SWAPS	Volume	Average Hedge Price
Oil	1.3 MMBBL	$70.93 / BBL
Gas	21.4 BCF	$6.07 / MCF
Hedging Summary for Fiscal 2012

SWAPS	Volume	Average Hedge Price
Oil	1.4 MMBBL	$73.55 / BBL
Gas	19.3 BCF	$6.42 / MCF
Hedging Summary for Fiscal 2013

SWAPS	Volume	Average Hedge Price
Oil	0.6 MMBBL	$80.47 / BBL
Gas	9.6 BCF	$5.90 / MCF
Gross Wells in Process of Drilling
Quarter Ended December 31, 2010

			Appalachia
			Marcellus	Upper	Total
	Gulf	West	Shale	Devonian	Company
Wells in Process — Beginning of Period
Exploratory	0.00	0.00	4.00	23.00	27.00
Developmental	1.00	0.00	39.00	19.00	59.00
Wells Commenced
Exploratory	0.00	0.00	3.00	0.00	3.00
Developmental	1.00	6.00	20.00	3.00	30.00
Wells Completed
Exploratory	0.00	0.00	0.00	2.00	2.00
Developmental	2.00	5.00	14.00	3.00	24.00
Wells Plugged & Abandoned
Exploratory	0.00	0.00	0.00	0.00	0.00
Developmental	0.00	0.00	0.00	0.00	0.00
Wells in Process — End of Period
Exploratory	0.00	0.00	7.00	21.00	28.00
Developmental	0.00	1.00	45.00	19.00	65.00
Net Wells in Process of Drilling
Quarter Ended December 31, 2010

			Appalachia
			Marcellus	Upper	Total
	Gulf	West	Shale	Devonian	Company
Wells in Process — Beginning of Period
Exploratory	0.00	0.00	4.00	22.00	26.00
Developmental	0.20	0.00	24.50 (1)	18.00	42.70
Wells Commenced
Exploratory	0.00	0.00	3.00	0.00	3.00
Developmental	0.20	5.31	16.16	2.60	24.27
Wells Completed
Exploratory	0.00	0.00	0.00	2.00	2.00
Developmental	0.40	4.31	9.00	2.60	16.31
Wells Plugged & Abandoned
Exploratory	0.00	0.00	0.00	0.00	0.00
Developmental	0.00	0.00	0.00	0.00	0.00
Wells in Process — End of Period
Exploratory	0.00	0.00	7.00	20.00	27.00
Developmental	0.00	1.00	31.66	18.00	50.66

(1)	Marcellus Shale net developmental wells were increased by 1.88 due to the acquisition of a joint venture partner’s working interest in seven wells, which totaled 1.88 net wells.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
Pipeline & Storage Throughput — (millions of cubic feet — MMcf)

	Three Months Ended
	December 31,
			Increase
	2010	2009	(Decrease)
Firm Transportation — Affiliated	32,069	30,176	1,893
Firm Transportation — Non-Affiliated	57,180	50,463	6,717
Interruptible Transportation	125	755	(630)

	89,374	81,394	7,980

Utility Throughput — (MMcf)

	Three Months Ended
	December 31,
			Increase
	2010	2009	(Decrease)
Retail Sales:
Residential Sales	17,160	16,824	336
Commercial Sales	2,469	2,490	(21)
Industrial Sales	146	158	(12)

	19,775	19,472	303
Off-System Sales	1,863	356	1,507
Transportation	18,110	17,061	1,049

	39,748	36,889	2,859

Energy Marketing Volumes

	Three Months Ended
	December 31,
			Increase
	2010	2009	(Decrease)
Natural Gas (MMcf)	10,746	14,101	(3,355)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
FISCAL 2011 EARNINGS GUIDANCE AND SENSITIVITY

Earnings per share sensitivity to changes
Fiscal 2011 (Diluted earnings per share guidance*)		from prices used in guidance* ^
		$1 change per MMBtu gas		$5 change per Bbl oil
	Earnings Range	Increase	Decrease	Increase	Decrease
Consolidated Earnings	$2.75 - $3.00	+ $0.13	- $0.13	+ $0.04	- $0.04

*	Please refer to forward looking statement footnote beginning at page 6 of this document.

^	This sensitivity table is current as of February 3, 2011 and only considers revenue from the Exploration and Production segment’s crude oil and natural gas sales. This revenue is based upon pricing used in the Company’s earnings forecast. For its fiscal 2011 earnings forecast, the Company is utilizing flat NYMEX equivalent commodity pricing, exclusive of basis differential, of $4 per MMBtu for natural gas and $80 per Bbl for crude oil. The sensitivities will become obsolete with the passage of time, changes in Seneca’s production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of hedge contracts at their maturity.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

	2010	2009
Quarter Ended December 31 (unaudited)
Operating Revenues	$450,948,000	$454,135,000

Income from Continuing Operations	$58,543,000	$64,225,000
Income from Discontinued Operations, Net of Tax	—	274,000

Net Income Available for Common Stock	$58,543,000	$64,499,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$0.71	$0.80
Income from Discontinued Operations	—	—

Net Income Available for Common Stock	$0.71	$0.80

Diluted:
Income from Continuing Operations	$0.70	$0.78
Income from Discontinued Operations	—	—

Net Income Available for Common Stock	$0.70	$0.78

Weighted Average Common Shares:
Used in Basic Calculation	82,223,428	80,612,303

Used in Diluted Calculation	83,420,351	82,172,649

Twelve Months Ended December 31 (unaudited)

Operating Revenues	$1,757,316,000	$1,899,558,000

Income from Continuing Operations	$213,452,000	$210,499,000
Income (Loss) from Discontinued Operations, Net of Tax	6,506,000	(2,614,000)

Net Income Available for Common Stock	$219,958,000	$207,885,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$2.61	$2.63
Income (Loss) from Discontinued Operations	0.08	(0.03)

Net Income Available for Common Stock	$2.69	$2.60

Diluted:
Income from Continuing Operations	$2.57	$2.59
Income (Loss) from Discontinued Operations	0.08	(0.03)

Net Income Available for Common Stock	$2.65	$2.56

Weighted Average Common Shares:
Used in Basic Calculation	81,786,524	79,983,513

Used in Diluted Calculation	82,989,108	81,156,966